UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 9, 2025
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	001-35305	45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	POST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Amendment to Post Holdings, Inc. 2024 Supplemental Executive Retirement Plan (the "Plan")
On April 9, 2025, the Corporate Governance and Compensation Committee (the “Committee”) of the Board of Directors of Post Holdings, Inc. (the “Company”) approved an amendment (the “Amendment”) to the Plan, an unfunded, non-qualified defined benefit retirement plan for a select group of management employees of the Company, including its named executive officers.
The Plan provides a cash balance benefit for each participant, which benefit is reflected in an unfunded cash balance bookkeeping account established for the participant. When the Plan became effective in February 2024, an opening balance accrued as a percentage of certain of the participant’s compensation for each year of service. Beginning with the plan year commencing October 1, 2024, each February, the account of each Plan participant who remains employed by the Company as of the date of allocation is credited with a pay credit equal to a percentage of certain of the participant’s annualized compensation, consisting of base salary and target annual bonus, as of the immediately preceding December 1st. In addition, each February, each participant’s account is credited with an interest credit equal to the interest rate selected by the Committee for that year multiplied by the participant’s account balance as of the preceding December 1st. Refer to the Company’s Form 8-K filed with the Securities and Exchange Commission on February 20, 2024 for a description of the Plan and Exhibit 10.1 attached thereto for the text of the Plan prior to the Amendment.
The Amendment provides that, effective April 9, 2025, no additional pay credits or portions thereof will be allocated to the account of the President and Chief Executive Officer of the Company after his aggregate account balance reaches $2.5 million (net of deductions for Federal Insurance Contributions Act (FICA) tax due, as applicable).
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment to the Post Holdings, Inc. 2024 Supplemental Executive Retirement Plan
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2025	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel & Chief Administrative Officer, Secretary

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